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                                                                   Exhibit 10.48


                                   AGREEMENT

         THIS AGREEMENT ("Agreement") is made and entered into as of June 28, 1996, by and between Allen J. Sheerin ("Sheerin") and Reddi Brake Supply Corporation, a Nevada corporation ("Reddi Brake"), with reference to the following facts:

         A. Sheerin has executed an Amended and Restated Promissory Note (the "Note"), dated April 7, 1994, in favor of Reddi Brake, the outstanding balance of which, as of May 1, 1996, is Four Hundred Fifty-Nine Thousand Six Hundred Nine Dollars and Ninety-Six Cents ($459,609.96).

         B. Sheerin currently owes Reddi Brake an additional sum of Fifty Thousand Dollars ($50,000) (the "Good Faith Deposit") pursuant to that certain Stock Purchase Agreement, dated June 28, 1996, between Sheerin and Reddi Brake.

         C. As of April 30, 1996, pursuant to that certain Settlement Agreement, dated April 7, 1994, by and between Reddi Brake and Sheerin (the "Settlement Agreement"), Reddi Brake owed Sheerin Two Hundred Seventy-Seven Thousand Eight Hundred Eleven Dollars and Seventy-Two Cents ($277,811.72) (the "Indebtedness").

         D. The parties agree that Reddi Brake shall reduce the balance of the Note by an amount equal to the difference between the Indebtedness and the Good Faith Deposit in consideration of Sheerin's cancellation of the Indebtedness, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual promises and agreements contained herein, the parties agree as follows:

         1. Reddi Brake hereby agrees to (a) reduce, effective immediately, the outstanding balance of principal and accrued but unpaid interest on the Note by the net amount of Two Hundred Twenty-Seven Thousand Eight Hundred Eleven Dollars and Seventy-Two Cents ($227,811.72) to Two Hundred Thirty-One Thousand Seven Hundred Ninety-Eight Dollars and Twenty Four Cents ($231,798.24) pursuant to an Addendum to Amended and Restated Promissory Note of even date herewith and (b) cancel Sheerin's obligations to return to Reddi Brake the Good Faith Deposit.

         2. In consideration of the foregoing reduction in the balance of the Note, Sheerin hereby agrees to cancel, effective immediately, the full amount of the Indebtedness and any other obligations remaining under the Settlement Agreement.


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         3.      This Agreement may be executed by facsimile in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                  Reddi Brake Supply Corporation, a Nevada
-------------------------------   corporation
Allen J. Sheerin

                                  By:
                                     -----------------------------------------
                                     S. Gerald Birin, Executive Vice President